Exhibit 9

THE CO-INVESTMENT OPPORTUNITY DESCRIBED BELOW INVOLVES A HIGH DEGREE OF RISK. THE INVESTMENT AND THE INTEREST (IN EACH CASE, AS DEFINED BELOW) HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR FOREIGN SECURITIES COMMISSION, NOR HAVE ANY OF SUCH AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF INFORMATION SET FORTH HEREIN. THE INVESTMENT AND THE INTEREST HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION, AND ARE BEING OFFERED AND SOLD EXCLUSIVELY TO “ACCREDITED INVESTORS” IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.

THE INVESTMENT AND THE INTEREST MAY NOT BE TRANSFERRED. ACCORDINGLY, YOU SHOULD BE AWARE THAT YOU MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THE INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

WE MAKE NO REPRESENTATIONS CONCERNING THE CONSEQUENCES OF THE INVESTMENT OR THE CONDUCT OF THE OPERATING COMPANY’S PAST, PRESENT OR FUTURE BUSINESS ACTIVITIES. YOU SHOULD CONSULT WITH YOUR OWN LEGAL, ACCOUNTING, TAX AND FINANCIAL ADVISERS WITH RESPECT TO THE CONSEQUENCES OF THE INVESTMENT TO THE EXTENT YOU DETERMINE NECESSARY.

CO-INVESTMENT AGREEMENT

AND

INVESTOR SUITABILITY QUESTIONNAIRE

1.	Acknowledgments Regarding Terms of Co-Investment

I understand, agree and acknowledge that: (i) I am being offered the ability to make an indirect co-investment in (A) South Ocean Funding, LLC, a Florida limited liability company located at 9350 Conroy Windermere Road, Windermere FL 34786 (the “Company”) in its investment in that certain Credit Agreement dated as of August 23, 2017, among Inseego Corp., a Delaware corporation (the “Operating Company”), the guarantors party thereto, the lenders thereto and Cantor Fitzgerald Securities as administrative agent for the lenders (“Note”) and (B) RPFG Holdings, Inc., a Florida corporation and the parent (the “Parent”) of the Company, consents to such co-investment; (ii) the interest (the “Interest”) being offered to me is a contractual economic interest intended to mirror the economic returns, if any, of the Company’s direct or indirect investment in the Note; (iii) the Interest represents solely an economic right and does not include any right to vote or other rights of control or information in the Parent, the Company, the Operating Company or any of their respective affiliates and does not include any right to cause the disposition of any assets or to cause the distribution of any funds or proceeds; (iv) the Interest does not represent an equity ownership interest in the Note or the Parent, the Company, the Operating Company or any of their respective affiliates and I will not be a shareholder, partner, member or owner in the Note or the Parent, the Company, the Operating Company or any of their respective affiliates; (v) the Interest may not be transferred, and I have no right to cause the Company to repurchase or acquire the Interest, and consequently, I may be required to bear the financial risk of the investment in the Interest for an indefinite period of time; and (vi) similar co-investment opportunities may be offered to other persons or entities and such other co-investment opportunities may be on different and/or more favorable terms than the terms offered to me.

I hereby agree to co-invest the amount set forth on the signature page hereto (the “Investment”) with the Company and acquire an Interest representing the economic benefit, if any, of the Interest based on my cash investment divided by the Company’s direct or indirect total investment in the Note. I understand, agree and acknowledge that: (i) any and all other funds I co-invest relating to or arising from the Interest, Investment or the Operating Company (A) may be accepted by the Company in its sole and absolute discretion, (B) may result in an adjustment of the economic benefit of the Interest as determined by the Company and (C) shall be governed by the terms of this Agreement without any requirement for the parties to execute an amendment to this Agreement; (ii) the proceeds of the Investment, if any, may be realized only upon the disposition of the Company’s direct or indirect investment in the Note and that I will have no ability in any way to request, direct or otherwise cause such a disposition; provided, however, that the Company shall have the right in its sole and absolute discretion to terminate the Investment (at which point I will cease to have any interest, economic or otherwise, in the Parent, the Company, the Operating Company or any of their respective affiliates) upon the termination of my employment with my current employer as of the date of this Agreement in consideration of a payment equal to the then current value of the Investment as determined by the Company; (iii) the value of the Interest is subject to dilution based on future financings, capital raising transactions and similar occurrences; and (iv) the amount payable to me for the Interest upon the disposition of the Company’s investment in the Note will be based on the prorated interest in the net proceeds received by the Company in connection with the disposition of the Company’s investment in the Note as such amount may be adjusted by the Company in its sole and absolute discretion to account for dilution, expenses borne by the Company and any other factors determined to be appropriate by the Company in its sole and absolute discretion.

2.	Representations and Warranties

In connection with the Investment, I hereby represent and warrant as follows:

a. I have been advised that the Interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or qualified under any state or foreign securities law, on the grounds, among others, that no distribution or public offering of any Interest is to be effected and the Investment will be made in a transaction that does not involve any public offering within the meaning of the Securities Act or under the rules and regulations of the Securities and Exchange Commission and in reliance upon the exemption from registration provided by applicable provisions of state law. I understand that the Company is relying in part on the representations as set forth herein for purposes of claiming such exemptions and that the basis for such exemptions may not be present if, notwithstanding the representations, I intend to acquire the Interest for resale. I have no such intention.

b. I am an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act and set forth in Section 4 below.

c. I have adequate means of providing for current needs and possible contingencies, and have no need for liquidity of the Investment.

d. I have such knowledge and experience in financial and business matters that I am capable of evaluating the nature and merits of, and risks attending, the Investment and the Interest, and have, to the extent I believe such discussion necessary, discussed with professional legal, tax, accounting and financial advisers the suitability of the Investment and my investment in the Interest, and have determined that the Investment and my investment in the Interest is consistent with my investment objectives.

e. I have had an opportunity to ask questions of and receive satisfactory answers from representatives of the Company and its affiliates concerning the terms and conditions of the Interest and the Investment, the Note, the Operating Company’s business, the risks associated with this investment, and the financial and other affairs of the Operating Company and the Company to the extent deemed necessary in light of my personal knowledge of such matters. I have been provided with access to any information that I believe is necessary to evaluate the merits and risks of an investment as proposed hereby.

f. I am not making the Investment or otherwise investing in the Interest based upon any representation, oral or written, by any person with respect to the Company, the Note, the Operating Company or any of their affiliates, but rather upon my independent examination and judgment as to the prospects of the Company, the Note and the Operating Company.

g. I am aware that the Investment and the Interest are highly speculative and subject to substantial risks. I am capable of bearing the high degree of economic risk and burdens of this investment, including, but limited to, the possibility of a complete loss of the Investment and the lack of any right to transfer the Interest, which may make the liquidation of this investment impossible for an indefinite period of time.

h. The Interest is being acquired solely for my own account, for investment, and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; I have not entered into, and have no plans to enter into, any such contract, undertaking agreement or arrangement; I have not entered into, and have no plans to enter into, any agreement to compel disposition of the Interest; and I will not offer, sell, pledge or otherwise dispose of all or any portion of the Interest. I hereby acknowledge and agree that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of the Interest by anyone but me.

i. The Interest and the opportunity to make the Investment were not offered to me by means of any form of general or public solicitations or advertisements, nor am I aware of any offers made to other persons by such means.

j. I am not a minor and am not operating under any legal disability, which could render this Agreement unenforceable or invalid.

k. I understand that no federal or state agency has reviewed or made any finding or determination as to the fairness or merits of the Investment or the Interest, and no such agency has made any recommendation or endorsement whatsoever with respect to such an investment.

l. I understand that the Interest is not transferable.

m. I am aware that the Interest will not be registered under the Securities Act (or applicable state or foreign securities laws) or otherwise, and therefore, could not be resold unless it is registered under the Securities Act (and applicable state and foreign securities laws) or unless an exemption from registration is available; and it may not be possible for me to liquidate the Investment.

n. I believe that, based on my relationship to the Company and its affiliates and business experience as a sophisticated investor, I have been provided with all information or been given access to all information with respect to the Company, the Note and the Operating Company which might affect my decision whether to make the Investment.

o. I acknowledge that any financial projections previously provided to me are based on numerous assumptions and estimates by management as to future events, and that the Company makes no representation or warranty as to the accuracy or correctness of such projections. I HAVE BEEN ADVISED BY THE COMPANY THAT I SHOULD CONSULT WITH MY LEGAL, TAX, ACCOUNTING AND FINANCIAL ADVISER WITH RESPECT TO THE INVESTMENT AND THE INTEREST. I also acknowledge that none of the Parent, the Company, their affiliates or any of their respective directors, officers, agents or any other person has promised, represented, or guaranteed: (i) the safety of the Investment; (ii) that the Company or Operating Company will be profitable; or (iii) that any particular investment return will be achieved or the profitability of any investment return.

p. I have not distributed any information relating to this investment to any other person other than my professional advisers.

q. The foregoing representations and warranties and all information provided by me to the Company are true and accurate as of the date hereof and shall be true and accurate as of the date of my payment of the amount of the Investment and shall survive thereafter. If in any respect such representations, warranties, and information shall not be true and accurate prior to or as of my payment of the amount of the Investment, I shall give written notice of such fact to the Company, specifying which representations, warranties, and information are not true and accurate and the reasons therefore.

Acceptance by me of the Interest shall constitute a confirmation by me that all agreements and representations made by me in this Agreement shall be true and correct at such time.

3.	Indemnification; Release and Waiver

I recognize that extension of the opportunity to make the Investment and to invest in the Interest is based upon the above representations and warranties, and I hereby agree to indemnify the Parent, the Company, their affiliates and their respective affiliates, subsidiaries, partners, shareholders, members, beneficial owners, directors, officers, employees, representatives, agents, and attorneys with respect to the extension of the opportunity to make the Investment and to invest in the Interest, and to hold each of such persons harmless against all losses, damages, liabilities, costs or expenses (including reasonable attorney’s fees) arising by reason of or in connection with any misrepresentation or any breach of such warranties by me. I acknowledge and agree that this Agreement and the representations and warranties contained herein shall be binding upon my heirs, legal representatives, successors and assigns.

I, on behalf of myself and my heirs, successors, and assigns (collectively, the “Releasors”), for and in consideration of certain valuable consideration received, the receipt and sufficiency of which is hereby acknowledged, now and forever hereby release and discharge the Parent, the Company, their affiliates and their respective affiliates, subsidiaries, partners, shareholders, members, beneficial owners, directors, officers, employees, representatives, agents, and attorneys, and each of their respective heirs, successors, and assigns (“Releasees”), from and against any and all contracts, debts, deposits, obligations, liabilities, damages, claims, causes of action, losses, damages, costs, expenses, and attorneys’ fees, in law or in equity, relating to the Investment, the Interest, the Note, and the Parent and the Company, in each case, which Releasors ever had, now have, or hereafter may have, whether known or unknown, for, on account of, or by any reason of any action, transaction, occurrence, omission, relationship, matter, cause, or thing whatsoever from the beginning of the World to the date of this Release. The Releasors represent and warrant that they have not sold, assigned, transferred, hypothecated, pledged, or encumbered, or otherwise disposed of, in whole or in part, voluntarily or involuntarily, any claim or cause of action released pursuant to this paragraph.

Additionally, Releasors represent that they do not have any complaint, claim, or action pending against Releasees before any international, federal, state, or local court or agency, or pending before any arbitral panel, alternative dispute resolution body, or non-governmental dispute resolution organization. Releasors further hereby AGREE NOT TO FILE A LAWSUIT or other legal claim or charge to assert any claim that is released or TO BRING ACTION IN ARBITRATION or any other alternative dispute resolution venue for all matters in the general release above or that otherwise is based on facts that occurred prior to, or that exist as of, the time I execute this Agreement against Releasees.

4.	Accredited Investor Qualification

I hereby represent and warrant that each of the following statements is true and accurate as of the date hereof and will be true and shall be true and accurate as of the date of my payment of the Investment and shall survive thereafter:

a.	Accredited Investor. Please indicate whether any of the following apply to you (Please check all that apply):

☒	You are a natural person whose individual net worth (or whose joint net worth with your spouse) as of the date of this Agreement exceeds $1,000,000 excluding the value of your primary residence.

☒

You are a natural person who had an individual income in excess of $200,000 for each of the last two calendar years (or joint income with your spouse in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current calendar year.

☒	You are a director or executive officer of the Company.

b.	Are you able to bear the economic risk of the Investment for an indefinite period of time?

☒  Yes ☐  No

c.	Do you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits of risks of the Investment?

☒  Yes ☐  No

I agree that, unless expressly provided otherwise under applicable law, this Agreement is binding upon me and is irrevocable. I acknowledge that this Agreement shall not constitute a valid and binding obligation of the Company until accepted by the Company in writing, and that the Company has the right to reject this Agreement, either in whole or in part, in its sole discretion.

IN WITNESS WHEREOF, I have executed this Co-Investment Agreement and Investor Suitability Questionnaire and hereby certify that the foregoing information is true, correct and complete as of the date hereof and may be relied upon by the Company. Furthermore, I agree to notify the Company of any change with respect to the foregoing information and to provide such further information as the Company may reasonably require.

To be completed by the Investor:

Date: September 7, 2018
Print Name: James B. Avery

Signature: /s/ James B. Avery

ACCEPTED AS TO $300,500 (the “Investment”)

PARENT: RPFG Holdings, Inc.

By:	/s/ Thomas Youth
Thomas Youth, Director

Date: September 7, 2018

COMPANY: South Ocean Funding, LLC

By:	/s/ Thomas Youth
Thomas Youth, Manager

Date: September 7, 2018

[Signature Page to Co-Investment Agreement and Investor

Suitability Questionnaire]